Exhibit 10.5

ACM ARRT J LLC

c/o Atalaya Capital Management LP

One Rockefeller Center

32nd Floor

New York, NY 10020

March 18, 2024

VIA E-MAIL

aw@aeonbiopharma.com
AEON Biopharma, Inc. 5 Park Plaza, Suite 1750 Irvine, California 92614 Email: aw@aeonbiopharma.com Attention: Chief Legal Officer

Re:

Agreement (the “Agreement”) by and Among AEON Biopharma, Inc., a Delaware corporation (f/k/a Priveterra Acquisition Corp.), a Delaware corporation (“Counterparty”), AEON Biopharma Sub, Inc. (f/k/a AEON Biopharma, Inc.), a Delaware corporation (“Target”), and ACM ARRT J LLC  (“Seller,” “we,” “us,” and “our”), to terminate the Forward Purchase Agreement dated as of June 29, 2023 (the “Forward Purchase Agreement”)

To the above-referenced party:

1.The parties hereto desire to terminate the Forward Purchase Agreement and the Transaction (as defined therein) (collectively, the “Obligations”), and agree such Obligations shall be terminated and of no further force or effect as of the date hereof, other than Paragraph (d) (Indemnification) and (i) (Securities Contract; Swap Agreement) under the Section entitled “Other Provisions” of the Forward Purchase Agreement, which will remain in full force and effect; provided, however, that as a condition precedent to the termination of the Obligations by Seller, Counterparty shall have entered definitive documentation relating to a debt or equity financing in the amount of no less than $15,000,000 (a “Transaction”), provided that the execution of the Senior Secured Convertible Notes Due 2027 Subscription Agreement, dated as of the date hereof, by and among the Company, Target and Daewoong Pharmaceutical Co., LTD. (the “Subscription Agreement”), shall satisfy such condition precedent and, provided further that, notwithstanding anything to the contrary in the Forward Purchase Agreement, the Seller agrees that a Transaction, the Subscription Agreement and any documents related thereto shall not constitute incurrence of debt under the Forward Purchase Agreement.  For the avoidance of doubt, (i) Seller is retaining all of the securities of Counterparty owned by Seller as of the date of this Agreement, and (ii) Seller will not be obligated to pay the Settlement Amount or any Early Termination Obligation to Counterparty or Target.
2.Each party hereto agrees that, in addition to retaining all securities of Counterparty owned by Seller, Seller shall also retain the Prepayment Amount (as defined in the Forward Purchase Agreement) in full, and holds all rights, title and interest, free and clear of any and all liens, charges, encumbrances, debts, obligations and liabilities whatsoever, in such amounts; and that the waivers set forth herein, include a waiver of any claims of Target and Counterparty to such amounts.

3.In consideration of the terms of this Agreement and other valuable consideration, each of (a) Counterparty and Target, jointly and severally, and (b) Seller, individually, on behalf of itself and its respective present and former agents (including attorneys), representatives, family members, predecessors, successors, assigns, heirs, distributees, executors, administrators, estates, trusts, beneficiaries (as applicable) and all other persons or entities acting by, through, or in concert with it, or acting at its direction or on its behalf, hereby knowingly, voluntarily, and expressly releases, remits, acquits, waives, holds harmless, and forever discharges Seller (in the case of Target and Counterparty) and Target and Counterparty (in the case of Seller) and all of the respective current and former representatives, entities, affiliates, agents (including attorneys), heirs, administrators, executors, trustees, beneficiaries, successors and assigns (as applicable), from any and all causes of action, suits, liens, orders, debts, accounts, covenants, agreements, contracts, promises, controversies, damages, liabilities, obligations, payments, judgments, costs, charges, penalties, forfeitures, expenses, attorneys’ fees, claims, demands, disputes, objections, and challenges of whatever kind or nature, at law or in equity, in tort or in contract, by statute, pursuant to case law or otherwise, whether now known or unknown, foreseen or unforeseen, vested or contingent, suspected or unsuspected, and which have existed or may have existed, which do exist or may in the future exist, including, but not limited to, those claims arising out of or relating to the Forward Purchase Agreement, from the beginning of the world to the date of this Agreement.
4.Reference is made to the Subscription Agreement (the “Subscription Agreement”) dated June 29, 2023 by and among Counterparty and Seller. The parties hereto hereby agree that Seller’s securities shall be deemed to be “Subscribed Shares” pursuant to the terms of the Subscription Agreement and that Counterparty shall use reasonable best efforts to file a Registration Statement (as defined in the Subscription Agreement), or shall amend an existing Registration Statement, to register the resale of all unregistered Subscribed Shares within forty-five (45) days of the date hereof. Counterparty agrees that it shall ensure that no registration statement other than the Registration Statement containing Seller’s securities may go effective prior to such Registration Statement, other than registration statements on Form S-8, and that it shall use its reasonable best effort efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the date of this Agreement (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the date of this Agreement if the Registration Statement is reviewed by, and comments thereto are provided from, the Securities and Exchange Commission. Notwithstanding the foregoing, in the event the Registration Statement is not declared effective by May 1, 2024 (the “Damages Deadline”), the Seller shall be entitled to liquidated damages in the amount of (i) $25,000.00 for each day after the Damages Deadline that the Registration Statement has not been declared effective through (and including) May 15, 2024 and (ii) $75,000.00 for each day after May 15, 2024 that the Registration Statement has not been declared effective (collectively, the “Liquidated Damages”).  The Liquidated Damages shall not exceed $1,500,000.00.
5.Each party hereto hereby represents and warrants that the execution of this Agreement has been duly authorized by all necessary corporate action on its part and that the officer or other agent executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.
6.Counterparty and its subsidiaries have not taken any steps to seek protection pursuant to any bankruptcy law nor does Counterparty have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  Counterparty and its subsidiaries will not be Insolvent (as defined below) after giving effect to the transactions contemplated hereby.  For purposes of this Section 6, “Insolvent” means that as of the date hereof (i) the present fair saleable value of Counterparty’s assets is less than the amount required to pay Counterparty’s total indebtedness or (ii) Counterparty is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities reach their scheduled maturities.
7.Counterparty and Target entered into a forward purchase agreement (the “Polar Agreement”) with Polar Multi-Strategy Master Fund (“Polar”) concurrently with their entry into the Forward Purchase Agreement.  Counterparty and Target agree that the Polar Agreement will be terminated concurrently with the Forward Purchase Agreement, and that the terms of the termination of the Polar Agreement are not materially more favorable to Polar than the terms of this Agreement are in respect of Seller.  In the event that Polar is afforded any such more favorable terms than Seller, Counterparty and Target shall promptly inform Seller of such more favorable terms in writing, and Seller shall have the right to elect to have such more favorable terms, in which case the parties hereto shall promptly amend this Agreement to effect the same.
8.THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
9.This Agreement may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.
10.Each party will bear its own legal expenses in the execution of this Agreement.

[Signature Page Follows]

This Agreement was provided in compliance with the notice provisions and requirements of the Forward Purchase Agreement.

ACM ARRT J LLC

By: /s/ Drew Phillips__________________

Name: Drew Phillips

Title: Authorized Signatory

Agreed:

AEON BIOPHARMA, INC.

By: /s/ Marc Forth________________________

Name: Marc Forth

Title: President and Chief Executive Officer

AEON Biopharma Sub, Inc.

By: /s/ Marc Forth________________________

Name: Marc Forth

Title: Chief Executive Officer

With a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey C. Selman

Email: jeffrey.selman@us.dlapiper.com